$150 Million Offering
of Common Stock
June 2010
Better ideas. Better banking.
Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated June 17, 2010
Relating to Preliminary Prospectus Supplement
dated June 17, 2010
Registration No. 333-164259
Registration No. 333-167597

Disclosure Statement
The Company proposes to issue the common shares pursuant to a prospectus supplement that will be filed as part of an existing shelf registration statement previously filed with the
Securities and Exchange Commission on Form S-3. The offering may be made only by means of a prospectus and related prospectus supplement. Before you invest, prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents incorporated by reference therein that the
Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the
SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from D.A. Davidson & Co., 8
Third Street North, Great Falls, MT 59401, 1-800-332-5915, Sandler O'Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, 1-866-805-4128, and McAdams
Wright Ragen Incorporated, 925 Fourth Avenue, Suite 3900, Seattle, WA 98104, 1-888-567-6297.
The Private Securities Litigation Report Act of 1995 provides a "safe harbor" for certain forward-looking statements.  This presentation contains forward-looking statements with respect to the Corporation's financial condition, results of operations, plans, objectives, future performance or business.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause future results to differ materially from historical results or those anticipated.
The words "believe," "expect," "anticipate," "intend," "estimate," "goals,” "would," "could," "should" and other expressions which indicate future events and trends identify forward-
looking statements.  We caution readers not to place undue reliance on these forward-looking statements, which is based only on information known to the Corporation, speak only as of their dates, and if no date is provided, then such statements speak only as of today.  There are a number of important factors that could cause future results to differ materially from historical results or those anticipated, including, but not limited to: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and of our bank subsidiaries by the Federal Deposit Insurance Corporation (the “FDIC”), the Washington State
Department of Financial Institutions, Division of Banks (the “Washington DFI”) or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or our bank subsidiaries which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; the requirements and restrictions that have been imposed upon Banner Corporation and Banner Bank under the memoranda of understanding with the Federal Reserve Bank of San Francisco (in the case of Banner Corporation) and the FDIC and the Washington DFI (in the case of Banner Bank) and the possibility that Banner Corporation and Banner Bank will be unable to fully comply with the memoranda of understanding, which could result in the imposition of additional requirements or restrictions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; changes to the regulatory capital treatment of our Trust Preferred Securities;  other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative or regulatory changes in the United States
Department of Treasury Troubled Asset Relief Program (“TARP”) Capital Purchase Program and the other risks described elsewhere in the preliminary prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference.
The Corporation does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Use of Non-GAAP Financial Measures
Tangible equity, tangible common equity and tangible common equity to tangible assets are non-
GAAP financial measures. We calculate tangible equity by excluding the balance of goodwill and other intangible assets from shareholders’ equity. We calculate tangible common equity by excluding preferred equity from tangible equity. We calculate tangible assets by excluding the balance of goodwill and other intangible assets from total assets.  We believe that this is consistent with the treatment by our bank regulatory agencies, which exclude goodwill and other intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-
based capital ratios. In addition, by excluding preferred equity (the level of which may vary from company to company), it allows investors to more easily compare our capital adequacy to other companies in the industry who also use this measure. We calculate normalized pre-tax, pre-provision earnings by adding provision for loan losses to income before income taxes and exclude net change in valuation of financial instruments carried at fair value, other-than-temporary impairment losses and goodwill write-off.  Management believes normalized pre-tax, pre-provision earnings is useful in assessing the Company's core performance and trends, particularly during times of economic stress.
These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculations of tangible common equity, tangible assets and normalized pre-tax, pre-provision earnings, these presentations may not be comparable to other similarly titled measures as calculated by other companies.
Reconciliations of the non-GAAP financial measures are provided in Appendix D and in the “Summary of Selected Consolidated Financial Information” section of the preliminary prospectus supplement.

Transaction Overview
Issuer: Banner Corporation
Ticker / Exchange: BANR / NASDAQ GSM
Type of Offering: Follow-on Public Offering
Type of Security: Common Stock
Transaction Size: $150 million
Over-Allotment Option: 15%
Use of Proceeds: Provide capital to Banner Bank to
strengthen the bank’s regulatory capital
ratios, to support managed growth
and for general working capital purposes
Book-Running Manager: D.A. Davidson & Co.
Co-Managers: Sandler O'Neill + Partners, L.P.
McAdams Wright Ragen Incorporated

Key Management Personnel
D. Michael
Jones,
Chief Executive Officer
Mark J. Grescovich,
President
Lloyd W.
Baker,
Executive Vice President & Chief Financial Officer
Richard B.
Barton,
Executive Vice President & Chief Lending/Credit Officer

Presentation Contents
Demographic Information C.
Non-Interest Income and Expense B.
Loan Breakdown and Credit Metrics A.
Reconciliation of Non-GAAP Financial Measures D.
Funding 4.
Earnings Power 5.
Capital Position 3.
Appendix
Final Considerations 6.
Credit Quality 2.
Strategy and Opportunities 1.

7 1. Strategy and Opportunities

Strategy and Opportunities
Banner Corporation (“Banner” or “BANR”) is raising capital to allow it to focus on three key areas
Core Strengths
– continue to invest in those areas that have established
Banner as a strong franchise in its market areas
Areas for Attention
– credit quality and improved deposit pricing
Growth Strategy
– implement organic growth strategies to capitalize on
the current market disruption

Puget Sound
Seattle
Eastern WA
Spokane
Portland
Columbia Basin
Boise SW ID
C A N A D A
M O N T A N A
O R E G O N
I D A H O
Pacific Ocean

BANNER CORPORATION

Market Overview
While regional factors influence the market as a whole, BANR operates in distinct markets with unique drivers
Stable base of rural markets
Strong platform in metropolitan areas will provide growth when recovery occurs
Boise/SW Idaho
Deposits: $182 million
Loans: $285 million
NPAs: $31 million
% of Total NPAs: 10.5%
# of Branches: 7
Eastern WA
Deposits: $628 million
Loans: $506 million
NPAs: $11 million
% of Total NPAs: 3.8%
# of Branches: 19
Puget Sound
Deposits: $1.2 billion
Loans: $1.4 billion
NPAs: $128 million
% of Total NPAs: 43.6%
# of Branches: 29
Portland
Deposits: $303 million
Loans: $602 million
NPAs: $90 million
% of Total NPAs: 30.6%
# of Branches: 9
Columbia Basin
Deposits: $1.5 billion
Loans: $914 million
NPAs: $29 million
% of Total NPAs: 9.9%
# of Branches: 25
Notes: All information is as of March 31, 2010
           $19 million of loans were outside of our core market, of which $5 million was non-performing (1.6% of total NPAs)

Banner Strategy and Opportunity
Internal Focus Transitioning to External Opportunities
1) Improve capitalization to continue to
weather the storm
2) Continue to focus on aggressive
problem asset resolution
3) Lower funding costs and grow core
earnings base
4) Prepare for impact from failed
institutions
5) Look for small, strategic
opportunities
- Customers
- People/teams
- Assets
1) Market environment presents
opportunities
- Improved pricing on assets
and liabilities
- Reduced competition –
opportunity for market share
gains
2) Find fill-in opportunities
- Branches
- Small assisted deals
9 to 18 month Strategy 18 to 36 month Strategy

WASHINGTON
OREGON
IDAHO
Point Roberts
Blaine
Lynden
Bellingham
Orcas Island
Friday Harbor
Lopez Island
Burlington
Oak Harbor
Woodinville
Redmond
Kirkland
Bellevue
Seattle
Renton
Kent
Federal Way
Puyallup
Olympia
Spokane
Cheney
Rockford
Wenatchee
Moses Lake
Selah
Yakima
Sunnyside
Richland
Pasco
Kennewick
Dayton
Clarkston
Lewiston
Walla Walla
Hermiston
Boardman
Stanfield
Pendleton
La Grande
Baker City
Vancouver
Beaverton
Portland
Lake Oswego
Tualatin
Salem
Meridian
Boise
Nampa
Twin Falls
Full Service Branches
Loan Centers

Large, diversified financial institution with a mix of markets, each driven by diverse economic factors
Over 55% of deposit customer base in stable, rural markets
Columbia Basin
Eastern WA (Spokane)
(2)
Platform in higher-growth, metropolitan markets
Puget Sound
Portland
Boise
Core Strengths
(1)
Includes $124 million issued to the U.S. Treasury under the Capital Purchase Program (TARP)
(2)
Eastern WA includes two branches in Lewiston, ID
Financial Highlights (3/31/2010):
Total Assets: $4.6 billion
Total Loans: $3.7 billion
Total Deposits: $3.8 billion
Total Shareholders’ Equity
(1)
:  $407 million
Portland
7.9%
Boise/SW ID
4.7%
Columbia Basin
39.2%
Eastern WA (2)
16.3%
Puget Sound
31.9%
Deposits by Region
3/31/2010

PTPP Earnings ($ millions)
PTPP as % of Avg. Assets

BANNER CORPORATION

Core Strengths
Diversified loan portfolio
(1)
Excludes goodwill impairment, OTTI losses, and net change in valuation of financial instruments carried at fair value (See Appendix D for details)
Stable pre-tax, pre-provision earnings
(1)
Stable trends in last three quarters
C&D
18.1%
Farm & Ag.
5.1%
Consumer
3.0%
C&I
16.7%
Non-Owner
Occ. CRE
15.1%
Owner Occ.
CRE
14.0%
Multi-Family
4.0%
1-4 Family
24.0%
$0
$2
$4
$6
$8
$10
$12
$14
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
PTPP Earnings PTPP as % of Avg. Assets
Loan Composition – Q1 2010

Areas for Attention
Continue to aggressively manage the
loan portfolio and resolve problem
assets
Stable trends over the last four quarters
Cost of Funds
Improve funding costs
Focus on core deposits
Improvement as branch network
matures
NPAs/Assets
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Most recent safety & soundness
FDIC exam completed
0%
1%
2%
3%
4%
5%
6%
7%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010

14 2. Credit Quality

Loan Review and Monitoring
Internal
Key staffing additions/changes have been made:
Hired new President with significant credit experience
Restructured Mortgage Lending Division and hired senior level workout officers
Added to Real Estate and Commercial Special Assets groups
Added to/strengthened commercial credit administration and credit examination
Policy guideline reviews and detailed individual loan stress testing
External
PCBB has been engaged since 2008 to complete quarterly portfolio stress tests
FDIC exam concluded in September, 2009
Moss Adams audit concluded in March, 2010
Third party loan review (national accounting firm) concluded in April, 2010
957 loans that represent 56% of commercial loan balances
Recommended potential alternative rating of nonperforming for $28 million in commitments, or 0.9% of outstanding commercial loan portfolio, all but $600 thousand were already rated substandard
Additional recommended potential alternative rating for new substandard (but accruing) commitments of $44 million
There were no charge-off recommendations

Loan Composition is Improving
Problem assets are principally in C&D portfolio (75% of NPA’s)
Reduced C&D portfolio by approximately $557 million since 12/31/2007
Aggressive management includes
Early identification
Proactive management
Creative internal programs to facilitate problem resolution (Great Northwest Home Rush and Peace of Mind Home Loan programs)
Charge-offs and foreclosures
Q4 2007 ($3.8 billion) Q1 2010 ($3.7 billion)
1-4 Family
14.8%
Multi-Family
4.4%
Owner Occ.
CRE
9.5%
Non-Owner
Occ. CRE
13.7%
C&I
18.3%
Consumer
2.5%
Farm & Ag.
4.9%
C&D
32.1%
C&D
18.1%
Farm & Ag.
5.1%
Consumer
3.0%
C&I
16.7%
Non-Owner
Occ. CRE
15.1%
Owner Occ.
CRE
14.0%
Multi-Family
4.0%
1-4 Family
24.0%

0%
1%
2%
3%
4%
5%
6%
7%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Early Problem Asset Recognition
Proactive credit management and problem
recognition
Commercial real estate portfolios are being
proactively managed including loan by loan stress
testing to identify potential problem assets
Nonaccrual loans as a % of total delinquent loans
is approximately 87%
Credit issues remain concentrated in 1-4 family
residential construction and land portfolios
LLR/NPLs
NCOs/Avg. Loans
NPAs/Assets
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
4.00%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Most recent safety &
soundness FDIC exam
completed
Most recent
safety &
soundness FDIC
exam completed

Positive Recent Credit Quality Trends
Credit quality began to stabilize late in 2009
Nonperforming loans decreased in the most
recent quarter
OREO has increased as Banner has taken
control of properties in order to move them
Surfacing of new problem loans has slowed
over the last 6 months
Nonaccrual Loan Composition History
(000s)
Nonaccrual Composition Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Commercial RE 3,273 $     5,907 $     6,368 $     12,879 $   15,180 $   7,244 $     8,073 $     7,300 $     6,801 $
Multifamily RE -            -            -            -            968           -            -            383           373
Construction & Land 44,192      70,340      98,108      154,823    175,794    180,989    193,281    159,264    138,245
1-4 Family RE 2,869        5,526        6,583        8,649        21,900      15,167      18,107      14,614      19,777
Commercial business 3,114        6,875        6,905        8,617        7,500        10,508      15,070      21,640      19,353
Agricultural business 386           265           265           1,880        2,176        7,478        5,868        6,277        8,013
Consumer 40             -                427           130           275           2,058        -                3,923        3,387
Total Nonaccrual Loans 53,874 $   88,913 $   118,656 $ 186,978 $ 223,793 $ 223,444 $ 240,399 $ 213,401 $ 195,949 $
% of Gross Loans 1.40% 2.24% 2.97% 4.72% 5.72% 5.71% 6.17% 5.63% 5.31%
Credit Quality History
(000s)
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Nonaccrual Loans
$53,874 $88,913 $118,656 $186,978 $223,793 $223,444 $240,399 $213,401 $195,949
Nonaccrual Securities
0 0 0 0 160 0 1,236 4,232 3,000
Restructured Loans
2,026 7,771 15,514 23,635 27,550 55,031 55,161 43,683 45,471
OREO & Repo'd Assets
7,579 11,397 10,153 21,886 39,109 57,197 53,765 77,802 95,167
30+ PD Loans
32,889 23,197 18,587 61,124 111,677 31,453 21,242 34,156 51,328
Noncurrent & Restructured Assets
$96,368 $131,278 $162,910 $293,623 $402,289 $367,125 $371,803 $373,274 $390,915
% Change
31.5% 36.2% 24.1% 80.2% 37.0% -8.7% 1.3% 0.4% 4.7%
(1)
OREO includes real estate owned and repossessed assets held for sale
Note: All $’s in 000s
Nonperforming Asset Composition 3/31/2010
Commercial RE
2.3%
1-4 Family RE
6.7%
Agricultural business
2.7%
Securities on
nonaccrual
1.0%
Consumer
1.2%
Commercial
business
6.6%
Multifamily RE
0.1%
OREO
(1)
32.4%
Construction & Land
47.0%

Asset Resolution is Critical
Over the last 4 quarters
Approximately $50 million of OREO has been sold
OREO was sold at approximately 97% of carrying value
(000s) Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Balance, beginning of period 1,867 $    7,572 $     11,390 $   10,147 $   21,782 $   38,951 $   56,967 $   53,576 $   77,743 $
New Foreclosures - Transfer in from loans 6,106       4,223        3,277        13,630      19,175      32,863      10,013      39,802      28,161
Additional investment in property values 55            137           229           227           1,039        1,624        1,689        1,712        752
Valuation adjustments (Provisions) -               (368)         -               (455)         (50)           (63)           (1,466)      (64)           (1,067)
Proceeds from the Sale of OREO (444)         (174)         (4,230)      (1,976)      (3,094)      (16,112)    (13,439)    (10,064)    (9,814)
Disposition - Transfer to PP&E -               -               -               -               -               -               -               (7,030)      -
Gain (Loss) on Sale of OREO (12)           -               (519)         209           99             (296)         (188)         (189)         (701)
Balance, end of period 7,572 $    11,390 $   10,147 $   21,782 $   38,951 $   56,967 $   53,576 $   77,743 $   95,074 $
OREO Summary

20 3. Capital Position

Capital is Critical to the Strategy
Provides cushion to sustain the Company through prolonged downturn
Strengthens balance sheet position when external opportunities present themselves
(1)
Pro forma capital ratios do not assume exercise of the overallotment option. Assumes 6.0% total offering costs and 20% blended risk weighting on new capital
(2)
See Appendix D and prospectus supplement for reconciliation of non-GAAP financial measures
Risk Based Capital Ratios (Holding Company)
Before and After $150 million Capital Raise
(000s)
Actual Pro Forma
Tang. Common Equity / Tang. Assets
(2)
6.1% 8.9%
Leverage Ratio
9.8% 12.5%
Tier 1 Ratio 11.7% 15.3%
Total Risk-Based Capital Ratio 12.9% 16.5%
Excess over 10% leverage
- $                     116,003 $
Excess over 12% Total Risk Based Capital 35,198 $          173,125 $
At 3/31/2010
(1)

Stress Tests
SCAP
Loss scenario based on loss
rates used in the SCAP more
adverse stress test determined
over life of portfolio, computed
as of Q4 2008 on possible loss
estimates to certain loan
categories
Note: Loss % based on loss rates (midpoint of range) from the Board of Governors of the Federal Reserve System study: Supervisory Capital Assessment Program
Note: Loss rates for 2009 are Banner Bank & Community Financial Corporation (CFC), a wholly owned subsidiary of Banner Bank
Historical
Historical loss rate stress test
using 2009 Banner loss rates,
computed as of Q1 2010, and
then doubled to account for a
two-year period
(000s)
Balance
% $ Amt.
First Lien 1-4 Family 612,692 $          3.50% (21,444) $
Closed-End Jr Lien 1-4  Family 50,669 $            23.50% (11,907) $
Revolving 1-4 Family (HE lines) 153,327 $          9.50% (14,566) $
Commercial & Industrial 623,455 $          6.50% (40,525) $
Ag Production 148,290 $          6.50% (9,639) $
Commercial Real Estate 1,015,717 $       8.00% (81,257) $
Farm Real Estate 55,764 $            10.50% (5,855) $
Multifamily Real Estate 151,815 $          10.50% (15,941) $
Construction & Development 1,047,055 $       16.50% (172,764) $
Credit Cards & Consumer LOC 22,605 $            19.00% (4,295) $
Other Consumer (excl rev) 68,752 $            10.00% (6,875) $
Other 18,372 $            7.00% (1,286) $
Total 3,968,513 $   9.74% (386,354) $
Asset Category (Q4 2008) More Adverse Loss Scenario
(000s)
Balance
% $ Amt.
First Lien 1-4 Family 717,310 $          2.08% (14,920) $
Closed-End Jr Lien 1-4  Family 44,341 $            2.30% (1,020) $
Revolving 1-4 Family (HE lines) 171,471 $          2.08% (3,567) $
Commercial & Industrial 570,676 $          3.70% (21,115) $
Ag Production 124,799 $          3.88% (4,842) $
Commercial Real Estate 1,074,526 $       0.00% - $
Farm Real Estate 62,272 $            3.22% (2,005) $
Multifamily Real Estate 148,152 $          0.00% - $
Construction & Development 685,616 $          14.96% (102,568) $
Credit Cards & Consumer LOC 21,435 $            6.24% (1,338) $
Other Consumer (excl rev) 59,272 $            3.82% (2,264) $
Other 20,535 $            1.18% (242) $
Total 3,700,405 $   4.16% (153,881) $
Asset Category (Q1 2010) Historical Loss Scenario

Capital Cushion Provides Room for Additional Loan Stress
SCAP Loss Estimates
(000s)
More Adverse
(1)
Possible Loss (386,000) $
Excess Provision above 1.5% 40,000
Capital Impact (346,000)
Future core earnings
(2)
68,000
DRIP / DPP proceeds
(3)
30,000
Net Charge-off Recapture 102,000
(4)
Pro Forma Capital Impact (146,000) $
Risk Based Capital Ratio @ 3/31/2010 12.9%
Adjusted RBC Ratio 9.4%
Capital needed to remain above "well capitalized" (10%) 20,000 $
Capital needed for 12% RBC ratio 93,000 $
Leverage Ratio @ 3/31/2010 9.8%
Adjusted Leverage Ratio 6.8%
Capital needed to remain above "well capitalized" (5%) - $
Capital needed for 10% leverage ratio 142,000 $
(1)
Treasury’s SCAP loss estimates were computed as of December 31, 2008 for a two year period ending December 31, 2010.
      This analysis extends that termination point to December 31, 2011 (one year beyond the original termination point) given losses experienced to date.
(2)
Credit for future core earnings calculated through December 2011 using Q1 2010 pre-tax pre-provision earnings, excluding gain/loss on fair market value adjustments.  (See Appendix D for details)
(3)
Credit for DRIP/DPP proceeds calculated through December 2011 using Q1 2010 DRIP/DPP proceeds.
(4)
Includes impact of $102 million in NCOs over the past 5 quarters ended 3/31/2010.

24 4. Funding

Deposit Snapshot
Third largest WA-based commercial bank
ranked by deposits
Strong market share in stable, rural markets
Significant opportunities in higher growth,
metropolitan markets
Cost of Funds
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Deposit Composition – Q1 2010
(1)
Deposit data as of 6/30/2009
Region
Total
Branches
in Region
Number of
BANR
Branches
in Region
Total
Deposits in
Region ($000)
Total BANR
Deposits
in Region
($000)
BANR
Regional
Market
Share
Columbia Basin 230 25 $9,102,925 $1,590,208 17.5%
Puget Sound 891 29 69,021,046 1,176,928 1.7%
Eastern Washington 176 19 9,126,924 597,084 6.5%
Portland 523 9 30,554,342 263,281 0.9%
Boise/SW Idaho 226 7 8,661,742 158,131 1.8%
Region Totals 2,046 89 $126,466,979 $3,785,632 3.0%
Regional Deposit Market Share
(1)
Jumbo CDs
26.9%
Transaction
23.8%
MMDA &
Savings
26.9%
Retail CDs
22.4%

Core Deposit Summary
Opportunities with immature branch network
27 branches less than five years old
3 acquisitions since 2006
Significant improvement in non-CD deposit accounts – 21.5% growth year-over-year
Low reliance on wholesale funding
(000s) Q1 2009 Q1 2010 $ Change % Change
Non-interest bearing 508,593 $                549,291 $                40,698 $     8.0%
Interest bearing checking 307,741                   366,786                   59,045        19.2%
Regular savings accounts 490,239                   577,704                   87,465        17.8%
Money market accounts 301,857                   459,811                   157,954      52.3%
Total CDs 2,019,074                1,896,186                (122,888)     -6.1%
Total deposits 3,627,504 $             3,849,778 $             222,274 $   6.1%
Total Non CD Deposits 1,608,430 $             1,953,592 $             345,162 $   21.5%
Deposit Balances Q1 2009 to Q1 2010

Area of Opportunity
Rate by Category
(1)
Interest bearing checking 0.56%
Savings 1.04%
Money market 1.27%
Retail CDs 2.52%
Jumbo CDs 2.51%
(1)
Weighted average rates for the last day of the month, ended March 31, 2010
Brokered Deposits Public Funds
$1.6 billion in CDs maturing over next four
quarters
Cost of funds reduction of 173 bps over last
8 quarters ended 3/31/2010
Maturity
Total CDs
Maturity by Quarter
% of
Total
Weighted Avg Rate
by Quarter
Q2 2010 335,752,636 $           17.7% 1.93%
Q3 2010 750,932,661              39.6% 2.70%
Q4 2010 263,328,917              13.9% 2.36%
Q1 2011 256,061,974              13.5% 2.47%
Q2 2011 75,661,294                4.0% 2.36%
Q3 2011 58,392,833                3.1% 2.61%
Q4 2011 29,092,568                1.5% 2.81%
Q1 2012 40,895,518                2.2% 2.42%
> Q1 2012 86,067,526                4.5% 3.74%
1,896,185,928 $        100.0%
$0
$50
$100
$150
$200
$250
$300
$350
$400
$450
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
$0
$50
$100
$150
$200
$250
$300
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010

28 5. Earnings Power

PTPP Earnings ($ millions)

PTPP as % of Avg. Assets

Core Earnings Strength
Net Interest Margin
Pre-tax, Pre-Provision Earnings
(1)
NIM improved consistently, up 36 bps over the last three quarters, despite continued drag from NPAs
Loan yields are stable and cost of funds continues to decline
Disciplined expense control
2.00%
2.50%
3.00%
3.50%
4.00%
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
(1)
Excludes goodwill impairment, OTTI losses, and net change in valuation of financial instruments carried at fair value (See Appendix D for details)
$0
$2
$4
$6
$8
$10
$12
$14
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
PTPP Earnings PTPP as % of Avg. Assets

Performance Initiatives to Bolster Core Earnings
Comprehensive Portfolio Management
Continue portfolio review process to quickly detect and react to any deteriorating trends
Aggressively manage criticized and classified relationships
Aggressively manage NPAs and OREO for maximum realization of asset values
Systemic Revenue Enhancement
Maximize risk based pricing options for margin expansion
Enhance relationship profitability tools to improve client and banker revenue contribution
Maximize product penetration and cross sell ratios through client relationship strategies
Continuous product pricing/value review
Portfolio Mix Improvement and Market Share Expansion
Expand market share in newer/under penetrated markets with robust prospecting and sales process for commercial and retail bankers
Expand market penetration with more wholesome C&I client relationships
Continue execution on core deposit growth initiatives

31 6. Final Considerations

What has Changed Since December 2009 Roadshow
Two additional quarters of results that confirm:
Stabilization of credit quality
Improvement of core earnings
Further additions to the management team
Better visibility on regional economic conditions
$150 million capital raise provides significant cushion

Relative Valuation
(1)
See prospectus supplement for reconciliation of non-GAAP financial measures
(2)
Pre-tax, pre-provision earnings (PTPP) represent last twelve months results and exclude goodwill impairment, OTTI losses, and net change in valuation of financial instruments carried at fair value (see Appendix D for details).
Negative results are displayed as NM
(3)
Peer Group A:  Publicly-traded banks in WA, OR, ID & MT with total assets above $1 billion who have raised over $40 million in equity capital recently
(4)
Peer Group B:  Other publicly-traded banks in WA, OR, ID & MT with assets above $1 billion
(5)
COLB results are adjusted for Q2 2010 offering
Source:  SNL Financial
Banner’s stock valuation
is well below both peer
groups on a price to
tangible book basis
Significant discount on
pre-tax, pre-provision
earnings multiple
Short interest of 17% of
total shares outstanding
has been an impediment
Mkt. Cap to Current
Price as of Mkt. Cap. Price / LTM PTPP Dividend
Company Name Ticker State 6/16/2010 ($M) Tang. Book
(1)
Earnings
(2)
Yield
Peer Group A
(3)
Umpqua Holdings Corporation UMPQ OR 12.48 $         1,429.1 $      155.0% 10.7x 1.60%
Glacier Bancorp, Inc. GBCI MT 15.71 $         1,129.7 $      166.4% 7.1x 3.31%
Columbia Banking System, Inc.
(5)
COLB WA 20.23 $         794.5 $         149.5% 12.9x 0.20%
First Interstate BancSystem, Inc. FIBK MT 15.81 $         676.3 $         138.3% 5.6x 2.85%
West Coast Bancorp WCBO OR 2.95 $           276.5 $         113.7% NM 0.00%
Washington Banking Company WBCO WA 13.24 $         202.6 $         148.9% 10.4x 0.91%
Pacific Continental Corporation PCBK OR 10.59 $         194.8 $         134.2% 7.2x 0.38%
Heritage Financial Corporation HFWA WA 14.95 $         165.7 $         134.9% 8.3x 0.00%
Median 476.4 $         143.6% 8.3x 0.65%
Peer Group B
(4)
PremierWest Bancorp PRWT OR 0.51 $           51.2 $           86.4% 3.8x 0.00%
Sterling Financial Corporation STSA WA 0.75 $           39.2 $           NM 0.7x 0.00%
Cascade Bancorp CACB OR 0.58 $           16.3 $           107.6% NM 0.00%
Cascade Financial Corporation CASB WA 1.25 $           15.3 $           28.2% 1.0x 0.00%
AmericanWest Bancorporation AWBC WA 0.23 $           4.0 $             NM NM 0.00%
Median 16.3 $           86.4% 1.0x 0.00%
Banner Corporation BANR WA 3.64 $           85.7 $           29.9% 2.4x 1.10%

Key Considerations
Large, diversified platform with strong presence in stable markets and opportunities in growth markets
Diversified loan portfolio with stable/improving credit quality trends
Opportunities to continue to grow core earnings through improving funding mix and cost
Strong additions to management team
Capital provides cushion to weather prolonged downturn and fund future growth at the appropriate time

35 A. Loan Breakdown and Credit Metrics

Largest Lending Relationships
Balance
3/31/10
1 Coml RE / Animal Feed Products Pass $38,563,481 $36,404,817
2 Homebuilder Substandard 20,468,995 20,468,995
3 Investment Banking Pass 20,000,000 -
4 Individual - various investments Pass 20,000,000 20,000,000
5 Operator of Skilled nursing facilities Substandard 19,650,885 19,606,226 $96,480,038
6 Homebuilder and Res A&D Substandard 19,201,635 19,201,635
7 Comml RE - multifamily and other Pass 18,554,250 12,913,648
8 Homebuilder Substandard 18,081,816 18,081,816
9 Coml RE multifamily Pass 17,370,525 17,370,525
10 Homebuilder Substandard 16,551,095 12,144,760 $176,192,423
11 Comml RE and Comml A&D Pass 16,138,771 15,932,381
12 Homebuilder Pass 15,913,000 12,465,873
13 Comml RE - Office Pass 15,898,818 15,898,818
14 Comml RE retail grocery (owner occupied) Pass 15,195,406 14,515,562
15 Comml RE - mini storage Pass 15,154,893 13,335,489 $248,340,546
16 Hospital Pass 15,119,276 15,119,276
17 Native Am. Casion & associated hotel Pass 15,000,000 13,255,813
18 Drilling contractor Pass 13,507,962 9,695,314
19 Seafood Processing Pass 13,437,500 11,950,165
20 Homebuilder and Res A&D Substandard 13,380,918 12,759,461 $311,120,576
21 Comml RE - mixed use Pass 13,357,490 11,179,279
22 Comml RE - mixed use Pass 13,320,955 13,222,277
23 Comml RE - health club (owner occupied) Pass 13,136,212 13,136,212
24 Homebuilder and Res A&D Pass 12,788,288 7,306,931
25 Food Processing Pass 12,000,000 1,298,824
$421,792,173
$357,264,097
Total Loan Portfolio 3,688,856,691 $
Top 20 Relationships
represent 8.43% of all
loans
Top 25 Relationships
represent 9.68% of all
loans
Top 15 Relationships
represent 6.73% of all
loans
Top 25
Relationships
Top 5 Relationships
represent 2.62% of all
loans
Top 10 Relationships
represent 4.78% of all
loans
Business Risk Rating
Commitment
Amount

Loan and Credit Quality Comparison
Note: Data as of March 31, 2010; Percentages in table are expressed as a percentage of the total loan portfolio balances.
54% of Q1 2010 NCOs were related to construction & development loans
(000s)
Loan Category $ % $ % $ % $ % $ %
Commercial real estate owner occupied 515,542 $        14.0%       30,609 $          5.9%         3,663 $            0.7%         - $                     0.0%         8,465             1.6%
Commercial real estate investment property 557,134           15.1%       36,842             6.6%         3,138               0.6%         92                     0.0%         12,244           2.2%
Multifamily real estate 147,659           4.0%         840                  0.6%         373                  0.3%         -                        0.0%         2,024             1.4%
Commercial construction 83,879             2.3%         9,622               11.5%       1,552               1.9%         -                        0.0%         1,552             1.9%
Multifamily construction 61,924             1.7%         11,282             18.2%       11,283             18.2%       -                        0.0%         11,282           18.2%
One- to four-family construction 213,438           5.8%         75,353             35.3%       32,241             15.1%       1,776               0.8%         34,525           16.2%
Residential land and land development 256,607           7.0%         126,991           49.5%       78,972             30.8%       5,361               2.1%         74,075           28.9%
Commercial land and land development 48,194             1.3%         17,347             36.0%       14,197             29.5%       200                  0.4%         16,368           34.0%
Commercial business 616,396           16.7%       59,595             9.7%         19,353             3.1%         3,494               0.6%         27,928           4.5%
Agricultural business including secured by farmland 187,207           5.1%         14,505             7.7%         8,013               4.3%         2                       0.0%         9,549             5.1%
One- to four-family real estate 697,565           18.9%       33,153             4.8%         19,777             2.8%         1,031               0.1%         19,598           2.8%
Consumer 303,312           8.2%         6,237               2.1%         3,448               1.1%         1,580               0.5%         7,939             2.6%
Total loans outstanding 3,688,857 $     100.0%     422,376 $        11.5%       196,010 $        5.3%         13,536 $          0.4%         225,549 $      6.1%
Past Due Balances Classified NPL Q1 2010 NCOs

Puget Sound
Eastern WA
Portland
Columbia Basin
Boise SW ID
CANADA
MONTANA
OREGON
UTAH

Breakdown – Construction & Development
Highest priority is continuing to reduce this
portfolio
Creative loan programs have aided in
reducing this portfolio
Performing vs. Non-Performing Net Charge-offs
Note: Information as of 3/31/2010; dollars in millions
Puget Sound
Loans: $217 million
NPLs:  $65 million
Portland
Loans: $238 million
NPLs:  $47 million
Columbia Basin
Loans: $100 million
NPLs:  $15 million
Eastern WA
Loans: $65 million
NPLs:  $7 million
Boise/SW Idaho
Loans: $44 million
NPLs:  $4 million
$0
$5
$10
$15
$20
$25
$30
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
C&D Concentrations Amount % of Total
Residential A&D $129 19%
Residential improved lots 77 12%
Residential unimproved 51 8%
Commercial A&D 9 1%
Improved land 20 3%
Unimproved land 19 3%
Commercial construction 84 13%
Multifamily construction 62 9%
1-4 family construction 213 32%
  Total $664
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Performing Loans Non-Accrual Loans

Puget Sound
Eastern WA
Portland
Columbia Basin
Boise SW ID

BANNER CORPORATION

Breakdown – Commercial Real Estate
Less than 15% of CRE portfolio matures in next
three years
Very low delinquency rate on NOO CRE – 2.0%
Note: Information as of 3/31/2010; dollars in millions
Columbia Basin
Loans: $293 million
NPLs:  $4 million
Eastern WA
Loans: $242 million
NPLs:  $400 thousand
Boise/SW Idaho
Loans: $81 million
NPLs:  $0
Portland
Loans: $99 million
NPLs:  $300 thousand
Puget Sound
Loans: $506 million
NPLs:  $2 million
Net Charge-offs Performing vs. Non-Performing
CRE Concentrations Amount % of Total Amount % of Total
Office $86 17% $151 21%
Retail 85 16% 120 17%
Warehouse/Industrial 131 26% 45 6%
Multifamily 0 0% 147 21%
Healthcare 52 10% 40 5%
Hotel/motel 0 0% 48 7%
C-Store/Service Station 42 8% 4 1%
Other 89 17% 82 12%
Islander's CRE 31 6% 68 10%
  Total $516 $705
Owner Occupied Non-Owner Occupied
$0
$200
$400
$600
$800
$1,000
$1,200
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Performing Loans Non-Accrual Loans
($5)
$0
$5
$10
$15
$20
$25
$30
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010

Puget Sound
Eastern WA
Portland
Columbia Basin
Boise SW ID
CANADA
MONTANA
OREGON

Breakdown – Commercial & Industrial
Note: Information as of 3/31/2010; dollars in millions
$18 million of loans were outside of our core market, including $5 million of NPLs
Well diversified C&I portfolio, both by
geography and borrower type/size
Normal charge-off experience over the past
few years
Eastern WA
Loans: $122 million
NPLs:  $2 million
Boise/SW Idaho
Loans: $64 million
NPLs:  $700 thousand
Columbia Basin
Loans: $141 million
NPLs:  $700 thousand
Portland
Loans: $36 million
NPLs:  $400 thousand
Puget Sound
Loans: $235 million
NPLs:  $12 million
Net Charge-offs Performing vs. Non-Performing
$0
$5
$10
$15
$20
$25
$30
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
C&I Concentrations Amount % of Total
Manufacturing $102 17%
RE, rental & leasing 94 15%
Construction 76 13%
Finance & Insurance 67 11%
Health care 49 8%
Wholesale Trade 50 8%
Retail Trade 42 7%
Transportation/Warehousin 24 3%
Other 112 18%
  Total $616
$0
$100
$200
$300
$400
$500
$600
$700
$800
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Performing Loans Non-Accrual Loans

Puget Sound
Eastern Wa
Portland
Columbia Basin
Boise SW ID

Breakdown – Residential Real Estate
Large portfolio provides some stability in
tough operating markets
Most of the NCOs are mark to market
charges associated with the Great N.W.
Home Rush
Note: Information as of 3/31/2010; dollars in millions
$1 million of loans were outside of our core market, including no NPLs
Eastern WA
Loans: $63 million
NPLs:  $2 million
Boise/SW Idaho
Loans: $37 million
NPLs:  $1 million
Columbia Basin
Loans: $220 million
NPLs:  $4 million
Portland
Loans: $221 million
NPLs:  $9 million
Puget Sound
Loans: $350 million
NPLs:  $6 million
$0
$5
$10
$15
$20
$25
$30
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
1-4 Family Concentrations Amount % of Total
1-4 Family 1st liens $698 78%
1-4 Family Jr. Liens 171 19%
1-4 Family Home Equity LOCs 23 3%
Total $892
Net Charge-offs Performing vs. Non-Performing
$0
$200
$400
$600
$800
$1,000
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Performing Loans Non-Accrual Loans

Puget Sound
Portland
Columbia Basin
Boise SW ID

BANNER CORPORATION

Breakdown – Farm & Agriculture
Diversified production agriculture portfolio –
geographically diversified in the Columbia
Basin and Southern Idaho
Overall good credit quality as industry
fundamentals have been strong –
substandard loans total $14.5 million
Note: Information as of 3/31/2010; dollars in millions
Ag Concentrations Amount % of Total
Field Crops $57 30%
Grains 28 15%
Livestock 39 21%
Dairies 27 15%
Potato 14 7%
Wineries 5 3%
Other 17 9%
  Total $187
Eastern WA
Loans: $3 million
NPLs:  $0
Boise/SW Idaho
Loans: $53 million
NPLs:  $6 million
Columbia Basin
Loans: $121 million
NPLs:  $2 million
Portland
Loans: $2 million
NPLs:  $0
Puget Sound
Loans: $8 million
NPLs:  $0
Performing vs. Non-Performing
Net Charge-offs
$0
$50
$100
$150
$200
$250
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Performing Loans Non-Accrual Loans
($5)
$0
$5
$10
$15
$20
$25
$30
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010

Puget Sound
Eastern WA
Portland
Columbia Basin
Boise SW ID
CANADA
OREGON
MONTANA

43

Breakdown – Consumer
Small portfolio of credit cards, car loans, and
boat & RV loans
Charge-offs are at low levels
Eastern WA
Loans: $11 million
NPLs:  $0
Boise/SW Idaho
Loans: $6 million
NPLs:  $0
Columbia Basin
Loans: $39 million
NPLs:  $0
Portland
Loans: $6 million
NPLs:  $100 thousand
Puget Sound
Loans: $47 million
NPLs:  $400 thousand
Note: Information as of 3/31/2010; dollars in millions
$0
$5
$10
$15
$20
$25
$30
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Cons. Concentrations Amount % of Total
Credit Cards $17 16%
Other Cons Revolv 11 10%
Other Cons Loans 81 74%
  Total $109
Net Charge-offs Performing vs. Non-Performing
$0
$25
$50
$75
$100
$125
$150
Q1
2008
Q2
2008
Q3
2008
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Performing Loans Non-Accrual Loans

44 B. Non-Interest Income and Expense

Other Revenue Opportunities
Account acquisition and retention yielding consistent service charge income
Core competency in mortgage banking
(000s)
$ %
Non-Interest Income
Q1 2009 Q1 2010 Change Change
Deposit fees and other service charges 4,936 $      5,169 $      233 $       4.7%
Net change in valuation of financial instruments
carried at fair value (3,253)        677            3,930       NM
Mortgage banking operations 2,715         948            (1,767)      -65.1%
Loan servicing fees (270)           313            583          NM
Miscellaneous 520            617            97            18.7%
Total non-interest income 4,648 $      7,724 $      3,076 $    66.2%

Control Over Non-Interest Expense
Core non-interest
expense items decreased
5.1% in Q1 2010
Salary and employee
benefits declined by 3.4%,
partially due to a
decrease in headcount
Professional fees, FDIC
deposit insurance and
OREO costs increased by
$3.2 million in Q1 2010
(000s)
$ %
Non-Interest Expense
Q1 2009 Q1 2010 Change Change
Core non-interest expense items
Salary & employee benefits 15,485 $   14,954 $   (531) $     -3.4%
Occupancy & equipment 6,054 5,604 (450) -7.4%
Information/computer data services 1,534 1,506 (28) -1.8%
Payment and card processing expenses 1,453 1,424 (29) -2.0%
Advertising and marketing 1,832 1,950 118 6.4%
State business and use taxes 540 480 (60) -11.1%
Amortization of core deposit intangibles 690 644 (46) -6.7%
Miscellaneous 2,891 2,376 (515) -17.8%
Total core non-interest expense items 30,479 28,938 (1,541) -5.1%
Other non-interest expense items
Professional services 1,194 1,287 93 7.8%
FDIC deposit insurance 1,497 2,132 635 42.4%
Real estate operations 623 3,058 2,435 390.9%
Total other non-interest expense items 3,314 6,477 3,163 95.4%
Total non-interest expense 33,793 $   35,415 $   1,622 $   4.8%

47 C. Demographic Information

♦

Puget Sound
Columbia Basin
Eastern WA
Portland
Boise SW ID
CANADA
Pacific Ocean
OREGON
IDAHO
MONTANA
Seattle
Spokane
Vancouver

BANNER CORPORATION

Demographics by Region
Population
Income
BANR operates in attractive regions; all of the regions BANR serves have higher projected population and income growth rates than the national average
Source: SNL Financial as of May 5, 2010
Region
Avg. Median HH
Income 2009
Avg. HH Inc. Change
2000 - 2009
Avg. Projected
HH Inc. Change
2009 - 2014
Columbia Basin $47,146 28.1% 5.3%
Puget Sound 60,253 29.5% 5.5%
Eastern WA 46,611 30.4% 6.3%
Portland 63,290 30.5% 5.2%
Boise / SW Idaho 52,579 35.1% 6.4%
US $54,719 29.8% 4.1%
Region
Total Population
2009 (actual)
Avg. Population
Change
2000 - 2009
Avg. Projected
Pop. Change
2009 - 2014
Columbia Basin 783,768 11.8% 4.9%
Puget Sound 3,034,960 14.8% 6.6%
Eastern WA 528,589 7.0% 3.4%
Portland 2,074,245 17.2% 7.7%
Boise / SW Idaho 654,865 30.2% 13.0%
US 309,731,508 10.1% 4.6%

49 D. Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures
Tangible Equity, Tangible Common Equity and Tangible Assets
Normalized Pre-Tax, Pre-Provision Earnings
(000s) At March 31,
2010
Reconciliation of non-GAAP financial measures:
Stockholders' equity $406,724
Goodwill 0
Other intangible assets, net 10,426
Tangible equity $396,298
Preferred equity 117,805
Tangible common equity $278,493
Total assets $4,581,711
Goodwill 0
Other intangible assets, net 10,426
Tangible assets $4,571,285
(000s)
Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010
Income (Loss) Before Provision For Income Taxes $5,343 ($54,610) ($2,338) ($83,473) ($16,186) ($26,989) ($11,824) ($7,818) ($3,541)
ADD: Provision for Loan Losses 6,500 15,000 8,000 33,000 22,000 45,000 25,000 17,000 14,000
LESS: Net Change in Valuation Of Financial Instruments Carried At Fair Value 823 649 (6,056) 13,740 (3,253) 11,211 5,982 (1,411) 1,908
ADD: Other-Than-Temporary Impairment Losses 0 0 0 0 0 (162) (1,349) 0 (1,231)
ADD: Goodwill Write-Off 0 50,000 0 71,121 0 0 0 0 0
Normalized Pre-Tax, Pre-Provision Earnings $11,020 $9,741 $11,718 $6,908 $9,067 $6,962 $8,543 $10,593 $9,782